UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 8, 2007

Hypercom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2851 West Kathleen Road, Phoenix, Arizona		85053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-504-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2007, Hypercom Corporation (the "Company") and O.B. Rawls IV, Senior Vice President, Managing Director, Americas and a named executive officer of the Company, entered into a Severance Agreement (the "Severance Agreement") pursuant to which Mr. Rawls will resign from his positions with the Company and its subsidiaries, effective as of August 10, 2007 (the "Effective Date").

The Severance Agreement provides that Mr. Rawls will receive the following benefits: (i) for a period of six months commencing on November 12, 2007, Mr. Rawls will continue to receive salary continuation at the rate of his current base salary, less applicable tax and other withholding amounts, payable in bi-weekly installments, which is equivalent to $150,000; (ii) for a period of six months commencing on November 12, 2007, Company-paid insurance coverage; and (iii) retention of all computer and communication equipment provided for his use on or before the Effective Date. In addition, the Severance Agreement requires Mr. Rawls to forfeit an option to purchase 30,000 shares of the Company’s common stock. Except for the forfeited option to purchase the Company’s common stock, Mr. Rawls will have 90 days following the Effective Date to exercise any options that were vested as of the Effective Date. The Severance Agreement also contains Mr. Rawls’s full release of all claims against the Company and requires that he be bound by certain non-competition and non-solicitation restrictive covenants during the nine-month period following the Effective Date. Mr. Rawls is entitled to a lump sum payment of $75,000 at the end of such nine-month period if he complies with the non-competition and non-solicitation terms and conditions contained in the Severance Agreement. A copy of the Severance Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

In accordance with the Severance Agreement, Mr. Rawls and the Company’s subsidiary, Hypercom U.S.A., Inc., entered into a Consulting Agreement, dated and effective as of August 13, 2007 (the "Consulting Agreement"). Under the Consulting Agreement, Mr. Rawls has agreed to provide certain consulting services to the Company through November 9, 2007. In consideration for performance of these consulting services, Mr. Rawls will receive (i) a monthly fee of $25,000 for each of the three months during which the Consulting Agreement is in effect; and (ii) reimbursement for all reasonable, direct business expenses incurred. A copy of the Consulting Agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Severance Agreement, dated August 8, 2007, by and between O.B. Rawls IV and Hypercom Corporation.

10.2 Consulting Agreement, dated August 13, 2007, by and between Hypercom U.S.A., Inc. and O.B. Rawls IV.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hypercom Corporation

August 10, 2007	By:	William Keiper

Name: William Keiper
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Severance Agreement, dated August 8, 2007, by and between O.B. Rawls IV and Hypercom Corporation.
10.2	Consulting Agreement, dated August 13, 2007, by and between Hypercom U.S.A., Inc. and O.B. Rawls IV.